                                                                Exhibit 23.3



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of SoundView Technology Group, Inc. (formerly Wit SoundView Group, Inc.) on
Form S-3 of our report dated November 22, 1999, relating to the consolidated financial statements of E*Offering Corp. and subsidiary as of September 30, 1999 and for the period from November 13, 1998 (inception) to September 30, 1999, appearing in the Form 8-K of Wit SoundView Group, Inc., dated June 5, 2001.


/s/ Deloitte & Touche LLP

Costa Mesa, California
August 24, 2001